Salona Global Announces Appointment of Lana Newishy to Board of Directors

as Vice Chair and Enters into Financial Consulting Agreement

SAN DIEGO, May 25, 2023 - Salona Global Medical Device Corporation ("Salona Global", "SGMD" or the "Company") (TSXV:SGMD) is pleased to announce the appointment of Lana Newishy to its Board of Directors as Executive Vice Chair, effective May 24, 2023. Ms. Newishy is the former CFO of American Express Corporate Card Canada and most recently served as a senior executive in the Chief of Staff Office for the Global Supply Chain Strategy & Transformation group of The  Estee Lauder Companies Inc.

"We are pleased to be adding talent and diversity to our Board," said Les Cross, Non-Executive Chairman. "Lana will work well with Luke in executing our business plan going forward. We are focused on restructuring our debt, increasing profitability and getting back to our stepped-up pace for acquisitions."

"Now that we are a larger organization, we are fortunate to have Lana to expand our capacity to improve and grow our business," said Luke Faulstick, CEO. "As Les said, clearly our first priority is restructuring our debt. As we complete that task, we are focused on our five engines of growth and getting back to the momentum we had in 2022."

In connection with her appointment as a director, the Company's Board of Directors has granted Ms. Newishy options under its Stock Option Plan to purchase up to 1,000,000 common shares, vesting equally over a three year period, with a term of five years and an exercise price of CAD $0.29. The options and underlying common shares are subject to a four month and one day hold period pursuant to the TSX Venture Exchange.

Consulting Arrangement with Ms. Newishy

The Company has also engaged Ms. Newishy as a financial consultant to assess and provide her analyses and advice to our financial organization on enhancing the Company's cash flow and improving the Company's cost structure. Pursuant to the terms of a consulting engagement entered into with her limited liability company, compensation for Ms. Newishy's services will consist of a fixed payment of USD $16,667 per month and a bonus plan which provides for the payment of a quarterly bonus payment not to exceed USD $25,000 per quarter, which covers the next four quarters, as follows: 1) for the quarters ended September 30, 2023 and December 31, 2023, if Adjusted EBITDA (as defined below) exceeds CAD $900,000 for such quarter, Ms. Newishy will be paid a bonus equal to 2.5% of Adjusted EBITDA for such quarter; 2) for the quarter ended March 31, 2024, a bonus equal to 0.166% of the difference between the annualized revenue for Q1 2024 compared to the annualized revenue for Q4 2023, and 3) for the quarter ended June 30, 2024, a bonus equal to 0.166% of the difference between the annualized revenue for Q2 2024 compared to the annualized revenue for Q4 2023. For quarters after Q2 2024, the Board of Directors will determine the bonus structure based on the goals of the Company and the services to be rendered by Consultant.

Issuance of Common Shares to Former Employee

Pursuant to a severance agreement, the Company also intends, subject to TSX Venture Exchange (the "Exchange") approval, to issue a former employee 337,524 common shares of the Company at a deemed price of CAD$0.61. The common shares will be issued in reliance on exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and applicable state securities laws, and will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act).

For more information please contact:

Luke Faulstick

Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Additional Information

For purposes of the Consulting Agreement, "Adjusted EBITDA" is defined as net loss excluding interest expense, provision for income taxes, depreciation of property and equipment, amortization of right-of-use asset, amortization of intangible assets, stock based compensation, and all other non-cash expenses.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could",  "should", "potential",  "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate  to the Company, including: the execution of our business plans; the expected restructuring of our debt; the goal of increasing profitability; the increase in the pace of acquisitions; and our expansion of capacity to improve and grow our business.

All statements  other than  statements of  historical fact may be forward-looking  information. Such statements reflect the Company's current views and intentions with respect to future  events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: our ability to execute our business plans; our ability to reach agreement with our creditors to restructure our debt; our ability to increase our profitability, which is dependent on our ability to increase our revenues, improve our gross margins, and reduce our expenses; and the Company successfully identifying, negotiating and completing additional acquisitions. Salona cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the  general business and  economic  conditions in the regions in  which Salona operates; the ability of Salona to execute on key  priorities,  including the successful completion of acquisitions, business retention, and  strategic plans and to  attract, develop  and retain key executives; difficulty integrating newly acquired businesses;  ongoing or new disruptions in the supply chain, the extent and scope of such supply chain disruptions, and the timing or extent of the resolution or improvement of such disruptions; the ability to  implement business  strategies and pursue business opportunities;  disruptions in or  attacks (including  cyber-attacks) on Salona ' s information  technology, internet, network  access or other  voice or data  communications systems or services; the evolution of various types of fraud or other  criminal  behavior to which  Salona is exposed; the failure of third parties to comply with their obligations to  Salona or its  affiliates; the  impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the  overall difficult  litigation environment, including in the United States; increased competition; changes in foreign currency rates;  increased  funding  costs and market volatility due to market illiquidity and competition for funding; the  availability of funds  and resources to pursue operations; critical  accounting estimates and changes to accounting  standards, policies,  and methods used by Salona; the occurrence of natural and unnatural catastrophic  events  and claims  resulting from such events; www.sec.gov, and with the securities regulatory authorities in certain  provinces of  Canada and available at www.sedar.com. Should any factor affect Salona in an unexpected  manner,  or  should  assumptions  underlying the forward-looking information prove incorrect, the actual results or  events  may  differ  materially  from the results or events predicted. Any such forward-looking information is  expressly  qualified  in its  entirety by  this cautionary statement. Moreover, Salona does not assume responsibility for the  accuracy or  completeness of such forward-looking information. The forward-looking  information included in this  press release  is  made as of the date of this press release and the Company undertakes  no obligation to publicly  update or revise  any  forward-looking information, other than as required by applicable  law.